UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2010 (January 29, 2010)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1
EX-99.2

Item 1.01	Entry into a Material Definite Agreement
and

Item 2.01	Completion of Acquisition or Disposition of Assets
On January 29, 2010, Gibraltar Industries, Inc., a Delaware corporation (the “Company”) and its subsidiaries engaged in the precision processing of cold-rolled strip steel, Gibraltar Steel Corporation of Gibraltar, a New York corporation, and Gibraltar Strip Steel, Inc., a Delaware corporation, (collectively with the Company, the “Seller”) entered into an Asset Purchase Agreement (the “Agreement”) with The Worthington Steel Company, LLC, an Ohio limited liability company (the “Purchaser”) and The Worthington Steel Company Inc., an Ohio corporation (an affiliate of the Purchaser). On February 1, 2010, the Seller sold, and the Purchaser purchased, the majority of the assets of the Seller’s Processed Metal Products segment. Under the terms of the Agreement, the total consideration received by the Company was approximately $30,100,000 paid to the Company in cash, net of a working capital adjustment. There was no material relationship, other than in respect of the transaction, between the parties. The foregoing description of the Agreement is qualified in its entirety by reference to the terms, provisions, and covenants of the Agreement, a copy of which has been filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference. The Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Seller. In particular the Agreement contains representations and warranties the Purchaser and Seller made to and solely for the benefit of each other, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Agreement as characterizations of the actual state of any fact or facts.
On January 29, 2010, Gibraltar Industries, Inc. and its wholly owned subsidiary, Gibraltar Steel Corporation of New York, a New York corporation, as co-borrowers, entered into Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Credit Agreement with KeyBank National Association and the lenders named therein (the “Credit Agreement”). Amendment No. 1 to the Credit Agreement amends the definition of “Processed Metal Products Disposition” to define the disposal of certain assets used in the Processed Metal Products business. In addition, Amendment No. 1 requires that 100% of the net cash proceeds from the Processed Metal Products Disposition be applied to the debt outstanding under the Amended and Restated Credit Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the terms, provisions, and covenants of such Amendment, a copy of which has been filed as Exhibit 10.2 to this report on Form 8-K and is incorporated herein by reference.
Robert E. Sadler, Jr., a director of the Company, is the Vice Chairman of the Board of Manufacturers and Traders Trust Company, one of the lenders under the Credit Agreement.

Item 8.01	Other Events
On February 1, 2010, the Company issued a press release announcing that it had completed the sale of the majority of the assets of its Processed Metal Products segment. A copy of that press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not Applicable

(b)	Pro Forma Financial Information

99.1 —	Unaudited Pro Forma Condensed Combined Financial Information
(c)	Not Applicable

(d)	Exhibits:

10.1 —
Asset Purchase Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of Gibraltar, a New York corporation, and Gibraltar Strip Steel, Inc., a Delaware corporation and The Worthington Steel Company, LLC, an Ohio limited liability company, and The Worthington Steel Company Inc., an Ohio corporation dated January 29, 2010

10.2 —
Amendment No. 1 to the Third Amended and Restated Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of January 29, 2010

99.2 —	Press Release dated February 1, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: February 2, 2010	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer